CERTIFICATE OF FORMATION

                                       OF

                                  CINCAP V, LLC


                  The undersigned, being a natural person of age eighteen years or more, acting as the Sole Organizer of a limited liability company under the Delaware Limited Liability Company Act (as the same may be amended from time to time, the "Act"), adopts, pursuant to Section 18-201 of the Act, the following Certificate of Formation for such limited liability company (the "Company"):

                                    ARTICLE I

                                      NAME

                        The name of the Company shall be:
                                  CinCap V, LLC


                                   ARTICLE II

                       REGISTERED OFFICE, REGISTERED AGENT

     The initial registered office of the Company shall be: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, or such other location as the Parties by mutual consent shall determine. The initial registered agent of the Company shall be: The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, or such other location as the Parties by mutual consent shall determine. Either the registered office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE III

                               PERIOD OF DURATION

     The Company shall exist until dissolved according to law or by the terms of its Limited Liability Company Agreement (the "LLC Agreement").






                                   ARTICLE IV

                                     POWERS

                  Except as restricted by the Certificate of Formation, the Company shall have and may exercise all powers and rights which a limited liability company may exercise legally pursuant to the Act.


                  The undersigned does hereby certify, make and acknowledge this Certificate of Formation on this 21st day of July, 1998.





                                                       /s/ Rosemary E. Grieme
                                                       Rosemary E. Grieme
                                                       Sole Organizer



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